As filed with the Securities and Exchange Commission on October 11, 2016	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	6740 Shady Oak Road Eden Prairie, MN 55344-3533	41-1673770
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

EVINE Live Inc. 2011 Omnibus Incentive Plan

(Full title of the plan)

Damon E. Schramm

Senior Vice President, General Counsel and Secretary

EVINE Live Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344-3533

(Name and address of agent for service)

(952) 943-6000

(Telephone number, including area code, of agent for service)

Copies to:

J.C. Anderson

Nicole Strydom

Gray, Plant, Mooty, Mooty & Bennett, P.A.

500 IDS Center, 80 South 8th Street

Minneapolis, Minnesota 55402

Telephone: (612) 632-3002

Facsimile: (612) 632-4002

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $.01 per share	3,500,000	$2.16	$7,560,000	$876.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also will cover any additional shares of common stock that become issuable under the EVINE Live Inc. 2011 Omnibus Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without EVINE Live Inc.’s (the “Registrant”) receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the Registrant’s common stock on October 6, 2016, as reported by the NASDAQ Global Market.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

The shareholders of EVINE Live Inc. (the “Registrant”) approved an amendment to the Registrant’s 2011 Omnibus Incentive Plan, as amended (the “2011 Plan”), on June 22, 2016 to increase the number of shares issuable under the 2011 Plan by 3,500,000 shares of common stock. This registration statement on Form S-8 is being filed for the purpose of registering an additional 3,500,000 shares of the Registrant’s common stock to be issued pursuant to the 2011 Plan. In accordance with Section E of the General Instructions to Form S-8, the registration statement on Form S-8 (No. 33-175319) relating to the 2011 Plan previously filed with the Securities and Exchange Commission is incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits are listed on the index of exhibits that follows the signatures in the registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Eden Prairie, State of Minnesota, on October 11, 2016.

EVINE LIVE INC.

By:	/s/ Robert Rosenblatt
Name: Robert Rosenblatt
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Rosenblatt, Timothy Peterman or Damon E. Schramm, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert Rosenblatt Robert Rosenblatt	Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2016

/s/ Timothy Peterman Timothy Peterman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 11, 2016

/s/ Landel C. Hobbs Landel C. Hobbs	Chairman of the Board	October 11, 2016

/s/ Thomas Beers Thomas Beers	Director	October 11, 2016

/s/ Neal Grabell Neal Grabell	Director	October 11, 2016

/s/ Lisa Letizio Lisa Letizio	Director	October 11, 2016

/s/ Lowell Robinson Lowell Robinson	Director	October 11, 2016

/s/ Fred Siegel Fred Siegel	Director	October 11, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit	Method of Filing
4.1	Shareholder Agreement dated April 29, 2016 between the Registrant and NBC Universal Media, LLC	Incorporated by reference (A)
4.2	Amendment to the Amended and Restated Registration Rights Agreement dated April 29, 2016 among the Registrant, ASF Radio, L.P. and NBCUniversal Media, LLC	Incorporated by reference (B)
4.3	Shareholder Rights Plan dated July 13, 2015 between the Registrant and Wells Fargo Bank, N.A.	Incorporated by reference (C)
4.4	Form of Common Stock Certificate	Incorporated by reference (D)
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1)	Filed herewith
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)	Filed herewith
99.1	EVINE Live Inc. 2011 Omnibus Incentive Plan, as amended	Incorporated by reference (E)
99.2	Form of Incentive Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (F)
99.3	Form of Non-Statutory Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (G)
99.4	Form of Performance Stock Option Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (H)
99.5	Form of Performance Stock Unit Award Agreement under the 2011 Omnibus Incentive Plan	Incorporated by reference (I)

(A)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 29, 2016, filed on May 2, 2016, File No. 0-20243.
(B)	Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated April 29, 2016, filed on May 2, 2016, File No. 0-20243.
(C)	Incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement filed on May 13, 2016, File No. 0-20243.
(D)	Incorporated herein by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3/A, filed on May 13, 2015, File No. 333-167396.
(E)	Incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed on May 13, 2016, File No. 0-20243.
(F)	Incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed on April 1, 2016, File No. 0-20243.
(G)	Incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed on April 1, 2016, File No. 0-20243.
(H)	Incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed on April 1, 2016, File No. 0-20243.
(I)	Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed on April 1, 2016, File No. 0-20243.

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